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[CIBC WORLD MARKETS LETTERHEAD]

Exhibit 10.58

     September 8, 2000

PERSONAL AND CONFIDENTIAL

Andrew F. Pollet
Chairman
STAAR Surgical Company
1911 Walker Avenue
Monrovia, California 91016

Dear Mr. Pollet:

    This letter will confirm the understanding and agreement (the "Agreement") among CIBC World Markets Corp. (the "Lead Placement Agent"), Adams, Harkness & HIll, Inc. (the "Co-Placement Agent") (collectively, the "Agents") and STAAR Surgical Company (the "Company") as follows:

1.
Engagement:  The Company hereby engages the Agents as its exclusive agents in the private placement of one or more classes or series of securities of the Company to a limited number of sophisticated investors (the "Investors"), pursuant to the following terms and conditions. Such securities (the "Securities") may take the form of common stock or other equity-linked securities. Such placement shall be referred to as the "Transaction."

  Currently, the Company plans to sell up to 1,500,000 shares of it's common stock. The selection of each of the Investors from a list of potential Investors and the number of shares sold to each of such Investors shall be mutually agreed by the Company and the Agents. The number and price of the Securities the Company shall ultimately agree to sell, pursuant to the Purchase Agreements (defined below), are entirely within its discretion.

2.
The Agents' Role:  The Agents hereby accept the engagement described herein and, in that connection, agree to:

(a)
assist in preparing a private placement memorandum (the "Memorandum") describing the Company and the Securities;

(b)
review with the Company a list of the Investors to whom the Memorandum will be provided;

(c)
prepare other communications to be used in placing the Securities, whether in the form of letter, circular, notice or otherwise, and

(d)
assist and advise the Company with respect to the negotiation of the sale of the Securities to the Investors.

3.
Due Diligence:  It is understood that the Agents' assistance in the Transaction will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as the Agents deem appropriate under the circumstances (such investigation hereinafter to be referred to as "Due Diligence") and the approval of each Agents' internal committees. Each Agent shall have the right, in its sole discretion, to terminate its involvement in the Transaction if the outcome of the Due Diligence is not to its satisfaction or if approval of its internal committees is not obtained. The termination by any one of the Agents shall not be imputed to the other Agents. If both Agents exercise their discretion to terminate their involvement in the Transaction, then this Agreement will terminate ("Early Termination").

4.
Term; Exclusivity:  The term of the Agreement shall extend from the date hereof until the earlier of September 8, 2001 or Early Termination, and that during the term of this Agreement: (1) the Company will not, and will not permit its representatives to, other than in coordination with the Lead Placement Agent, contact or solicit institutions, corporations or other entities as potential purchasers of the Securities and (ii) the Company will not pursue any financing transaction which would be in lieu of a Transaction. Futhermore, the Company agrees that during the term of the Agreement all inquiries, whether direct or indirect, from prospective Investors will be referred to the Lead Placement Agent and will be deemed to have been contacted by the Lead Placement Agent in connection with the Transaction. The Company may reject any potential Investor if in its discretion, the Company believes that the inclusion of such Investor in the Company would be incompatible with the best interests of the Company. The Company shall not be obligated to sell the Securities or to accept any offer thereof, and the terms of such Securities and the final decision to issue the same shall be subject to the discretionary approval of the Company.

  Any party may terminate its engagement at any time by giving the other parties at least thirty (30) days prior written notice of such termination, at which time the Company shall reimburse the Agents for all reasonable expenses incurred, in accordance with Paragraph 9 hereof. The Company agrees to pay the Agents any fees specified in Paragraph 8 if the events specified therein shall occur during the term of this Agreement or within twelve months after the termination or expiration of this Agreement. Any obligation pursuant to this Paragraph 4 shall survive the termination or expiration of this Agreement.

  No offers or sales of any securities of the same or similar class as the Securities will be made by the Company or any affiliate during the six-month period after the completion of the offering of the Securities in each case except in compliance with the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom (the "Securities Act").

5.
Best Efforts:  It is understood that the Agents' involvement in the Transaction is strictly on a best efforts basis and that the consummation of the Transaction will be subject to, among other things, market conditions.

6.
Information:  The Company shall furnish, or cause to be furnished, to the Agents and to the Investors all information reasonably requested by the Agents for the purpose of rendering services hereunder or in connection with the purchase of the Securities, including the Memorandum (and together with all such other information, the "Information"). In addition, the Company agrees to make available to the Agents upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that the Agents (a) will use and rely on the information (including the Memorandum that will be delivered to each of the Investors) and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Memorandum or the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company.

  The Company represents and warrants to the Agents that: (i) all such information, including the Memorandum, any documents attached as exhibits thereto and/or incorporated by reference therein, and any communications prepared pursuant to paragraph 2(a) above, will be true and accurate in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in the light of the circumstances under which they were made, not misleading and (ii) any projected financial information or other forward-looking information which the Campany provided to the

  Agent will be made by the Company in good faith, based on management's best estimates then available and based on facts and assumptions which the Company believes to be reasonable. The Company agrees that, upon reasonable request, it will meet with the Agents or its representatives to discuss all information relevant for disclosure in the Memorandum and will cooperate in any investigation undertaken by the Agents thereof, including any document included or incorporated by reference therein.

7.
Company's Responsibilities, Representations and Warranties:

(a)
The sale of Securities to any Investor will be evidenced by a purchase agreement ("Purchase Agreement") between the Company and such Investor in a form reasonably satisfactory to the Company and the Agents. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquires from prospective investors.

(b)
The selling price of the Securities to be issued and sold by the Company pursuant to the Purchase Agreements will be specified in writing by the Agents on behalf of the Company to the prospective investors prior to the execution of the Purchase Agreements, subject to the Company's approval.

(c)
The Company will perform the covenants set forth in the Purchase Agreements. The Purchase Agreements will require the Company to file, as soon as practicable after it has signed and delivered such Purchase Agreements (the "Closing") but in any event no later than two weeks following the Closing, a registration statement with the Securities and Exchange Commission (the "SEC") for the resale from time to time of the Securities to be issued pursuant to such Purchase Agreements (the "Registration Statement"). The Company will not modify any such Purchase Agreements, nor will it execute and deliver any additional Purchase Agreements after the time it has filed the Registration Statement.

(d)
The Company (i) represents and warrants that the representations and warranties contained in the Purchase Agreements will be true and correct in all respects on the date of such Purchase Agreements and on the Closing Date and (ii) agrees that the Agents shall be entitled to rely on such representations and warranties as if they were made directly to the Agents.

(e)
The Company agrees that the Company shall have sole responsibility for ensuring that the sale of Securities contemplated by this Agreement shall be exempt from registration requirements of the Securities Act, and will otherwise comply with the securities laws of any applicable country or other jurisdiction. The Company shall not take any action or permit to be taken any action on its behalf that would cause such sale of securities to fail (i) qualify for such an exemption, or (ii) otherwise comply with such securities laws. The Company hereby represents, warrants and covenants that the Company has not, and agrees that it will not, directly or indirectly, engage in any form of general solicitation or general advertising or directed selling efforts.

(f)
At the Closing, the Company will cause its independent public accountants to address and deliver to the Company and the Agents a letter or letters (which letters are frequently referred to as "Comfort Letters") dated as of the Closing, which letter or letters shall be in the form reasonably satisfactory to the agents.

(g)
At the Closing, the Company will cause its counsel to address and deliver to the Company and the Agents (stating that each of the Investors may rely thereon as if directly addressed to each of them) an opinion satisfactory to the Agents, dated as of the Closing, with respect to such matters as the Agents and its counsel shall reasonably request, including opinions customary for transactions of the type contemplated by this Agreement, including an opinion that the offering and sale of the Securities are not required to be registered under the Securities Act, as well as an opinion substantially in the form of Annex A hereto. In rendering such opinion, such counsel may rely upon the representations and warranties of the purchasers contained in the Purchase Agreements and upon certificates from officers of the company as to factual matters.

  (h)
  The Company will cause its outside intellectual property and/or regulatory counsel to deliver one or more opinions satisfactory to the Agents, dated as of the Closing, to the Agents regarding such matters as the Agents and its counsel shall reasonably request. Furthermore, the Company acknowledges that the Purchase Agreements will require the Company's counsel, its intellectual property counsel and/or its regulatory counsel to deliver one or more opinions to the Investors. The Company agrees that the Agents shall be entitled to rely on any opinions delivered as the Investors in connection with the Transaction and resale of the Securities under the Registration Statement.

  (i)
  The Company agrees that it will not consummate the sale of the Securities unless it delivers or causes to be delivered the items described in paragraphs (f) through (h) above to the Agents at the Closing.

  (j)
  For a period of ninety (90) days from the effective date of the Registration Statement, the Company will not, without the prior written consent of the Lead Placement Agent, sell, contract to sell or otherwise dispose of or issue any securities of the Company, except pursuant to previously issued options, any agreements providing for anti-dilution or other stock purchase or share issuance rights in existence on the date hereof, any employee benefit or similar plan of the Company in existence on the date hereof, or any technology license agreement, strategic alliance or joint venture in existence on the date hereof or which the Company may enter into hereafter. This paragraph shall not apply to the sale of the Company to any third party.

  (k)
  During the time the Registration Statement is effective covering the resales of any Securities sold to Investors, the Company will furnish to the Agents:

  (i)
  as soon as practicable (but in the case of the annual report of the Company to its stockholders, within 120 days after the end of each fiscal year of the Company), one copy of: (a) its annual report to its stockholders (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States by a firm of certified public accountants of recognized standing), (b) if not included in substance in its annual report to stockholders, its annual report on Form 10-K, (c) each of its quarterly reports to its stockholders and, if not included in substance in its quarterly report to stockholders, its quarterly report on Form 10-Q and any other document or agreement that is incorporated by reference into the Registration Statement, and (d) the full Registration Statement (the foregoing in each case, excluding exhibits); and

  (ii)
  upon reasonable request, all exhibits excluded by the parenthetical to the last clause of the immediately preceding paragraph and all other information that is generally available to the public.

8.
Fees.  As compensation for the services to be rendered by the Agents hereunder, the Company will pay the Agents at the Closing, by wire transfer of immediately available funds, from the proceeds of the sale of the Securities, a transaction fee (the "Transaction Fee") equal to 7.0% of the gross proceeds raised from the sale of the Securities. 70.0% of the Transaction Fee shall be paid to CIBC World Markets Corp. and 30.0% of the Transaction Fee shall be paid to Adams, Harkness & Hill, Inc. Further, the Company will pay the Agents the Transaction Fee if within twelve months from the termination of this Agreement the Company reaches an agreement in principle for the sale of the Securities to any Investors which the Agents previously solicited or sought to solicit (but were not permitted to do so due to the Company's rejection of such proposed Investors pursuant to the third sentence of Section 4 hereof) on its behalf or from which the Company has received any inquiry pursuant to Section 4 hereof. The preceding sentence will not apply to any securities sold to Pharmacia Corporation. Upon the Company's request, at the termination or expiration of this Agreement, the Agents will supply the Company with a list of Investors which the Agents have solicited or sought to solicit (but were not permitted to do so due to the Company's rejection of such proposed Investors pursuant to the third sentence of Section 4 hereof) on its behalf. The Company's obligations hereunder shall survive the termination or expiration of this Agreement.

9.
Expense Reimbursement:  In addition to the Transaction Fee, and regardless of whether the sale of the Securities contemplated hereby is consummated, the Company agrees to reimburse the Agents for all of its reasonable out-of-pocket expenses in connection with the performance of its activities under the terms of this Agreement. Reasonable out-of-pocket expenses include, but are not limited to, costs such as printing, telephone, telex, courier service, direct computer expenses, accommodations and travel. The Company will reimburse the Agents for fees and expenses of legal counsel employed by and for the Agents, if any, in connection with this Agreement and the engagement hereunder. All such fees, expenses and costs shall be reimbursed promptly upon submission by the Lead Placement Agent of the expenses to be reimbursed to each of the Agents. The parties' obligations under this paragraph shall survive the termination or expiration of this Agreement. The Agents estimate that the expenses will be approximately $50,000.

10.
Indemnity.  In addition to the fees and reimbursement of expenses provided for above, the parties agree to the indemnification provisions set forth as Annex B hereto, which are incorporated herein by reference as if fully set forth below. The parties' obligations under this paragraph shall survive the termination or expiration of this Agreement.

11.
GOVERNING LAWS:  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

  THE COMPANY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, IN NEW YORK, NEW YORK, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS LETTER AGREEMENT OR OUR ENGAGEMENT HEREUNDER. EACH OF THE COMPANY AND CIBC WORLD MARKETS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BROUGHT BY OR ON BEHALF OF EITHER PARTY BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS LETTER AGREEMENT, OUR ENGAGEMENT HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.
Confidentiality.  Except as required by law, this Agreement and the services and advice to be provided by the Agents hereunder, shall not be disclosed to third parties without the Agents' prior written permission. Notwithstanding, the Agents shall be permitted to advertise the services it provided in connection with the private placement subsequent to the consummation of the private placement. Such expense shall not be reimbursable under paragraph 9 hereof.

13.
No Brokers:  The company represents and warrants to the Agents that there are no brokers, representatives or other persons which have an interest in compensation due to the Agents from any transaction contemplated herein or which would otherwise be due any fee, commission or remuneration upon consummation of any Transaction. The Company hereby represents and warrants to the Agents that during the term of this engagement, the Company will not have, prior to the Closing, any discussions with any person other than representatives of the Agents for the purpose of engaging, or considering the engagement of, such person as a finder or broker in connection with the sale by the Company of the Securities covered by this letter to prospects in the United States of America or overseas.

14.
Authorization: The Company and the Agents represent and warrant that each has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound.

15.
Miscellaneous: This Agreement constitutes the entire understanding and agreement between the Company and the Agents with respect to the subject matter hereof and supersedes all prior understanding or agreements between the parties with respect thereto, whether oral or written, express or implied. Any amendments or modifications must be executed in writing by both parties. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. The descriptive headings of the Paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

    The Agents are delighted to accept this engagement and look forward to working with you. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

Very truly yours,
CIBC WORLD MARKETS CORP.
By:	/s/ MICHAEL FEKETE Michael Fekete Managing Director
ADAMS, HARKNESS & HILL, INC.
By:	/s/ GREGORY BROWN, M.D. Gregory Brown, M.D. Managing Director
ACCEPTED AND AGREED TO AS OF THE ABOVE DATE:
STAAR Surgical Company
By:	/s/ ANDREW F. POLLET Andrew F. Pollet Chairman

ANNEX A

    The opinion of counsel to the Company shall be to the effect that nothing has come to their attention that caused them to believe that either the Registration Statement of the Company (the "Registration Statement") or the Private Placement Memorandum (the "Private Placement Memorandum"), each as of its date (or if any amendment thereof or supplement thereto has been made on or prior to the date of such opinion, then as of the date of such amendment or supplement) and as of the Closing, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (it being understood no opinion is expressed with respect to the financial statements and related notes, financial statement schedules and other financial information included or incorporated by reference therein or omitted therefrom.)

ANNEX B: INDEMNIFICATION

    The Company agrees to indemnify and hold harmless the Agents and their affiliates and their respective directors, officers, employees, agents and controlling persons (each such person, including the Agents, an "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (collectively, the "Damages"), to which such Indemnified Party may become subject in connection with or otherwise relating to or arising from (i) any transaction contemplated by this Agreement or the engagement of or performance of services by an Indemnified Party thereunder or (ii) an untrue statement or an alleged untrue statement of a material fact or the omission or alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which its was made, and will reimburse each Indemnified Party for all fees and expenses (including the fees and expenses of counsel) (collectively, "Expenses") as incurred in connection with investigating, preparing, pursuing or defending any threatened or pending claim, action, proceeding or investigation (collectively, the "Proceedings") arising therefrom, whether or not such Indemnified Party is a formal party to such Proceeding; provided, that the Company will not be liable to any such Indemnified Party to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any person asserting claims on behalf of the Company arising out of or in connection with any transactions contemplated by this Agreement or the engagement of or performance of services by any Indemnified Party thereunder except to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party.

    If for any reason other than in accordance with this Agreement, the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company will contribute to the amount paid or payable by an Indemnified Party as a result of such Damages (including all Expenses incurred) in such proportion as is appropriate to reflect the relative benefits to the Company and/or its stockholders on the one hand, and the Agents on the other hand, in connection with the matters covered by this Agreement or, if the foregoing allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any relevant equitable considerations. The Company agrees that for purposes of this paragraph the relative benefits to the Company and/or its stockholders and the Agents in connection with the matters covered by this Agreement will be deemed to be in the same proportion that the total value paid or received or to be paid or received by the Company and/or its stockholders in connection with the transactions contemplated by this Agreement, whether or not consummated, bears to the fees paid to the Agents under this Agreement; provided, that in no event will the total contribution of all Indemnified Parties to all such Damages exceed the amount of fees actually received and retained by the Agents hereunder (excluding any amounts received by the Agents as reimbursement of expenses).

    The Company agrees not to enter into any waiver, release or settlement of any Proceeding (whether or not the Agent or any other Indemnified Party is a formal party to such Proceeding) in respect of which indemnification may be sought hereunder without the prior written consent of the Agents (which consent will not be unreasonably withheld), unless such waiver, release or settlement includes an unconditional release of Agents and each Indemnified Party from all liability arising out of such Proceeding.

    The indemnity, reimbursement and contribution obligations of the Company hereunder will be in addition to any liability which the Company may otherwise have to any Indemnified Party and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party. The provisions of this Annex will survive the modification, termination or expiration of this Agreement.

    The Agents are delighted to accept this engagement and look forward to working with you. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

Very truly yours,
CIBC World Markets Corp.
		By:	/s/ MICHAEL FEKETE Michael Fekete Managing Director
Adams, Harkness & Hill, Inc.
		By:	/s/ GREGORY BROWN, M.D. Gregory Brown, M.D. Managing Director
ACCEPTED AND AGREED TO AS OF THE ABOVE DATE:
STAAR Surgical Company
By:	/s/ ANDREW F. POLLET Andrew F. Pollet Chairman

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Exhibit 10.58
ANNEX A
ANNEX B: INDEMNIFICATION